Exhibit 23.1

Consent of Independent Certified Public Accountants

        We have issued our report dated March 18, 2017 with respect to the consolidated financial statements of

Southern Light, LLC as of December 31, 2016 and 2015 and for the two year period ended December 31, 2016,

included in the Current Report on Form 8-K of Uniti Group Inc. filed on April 17, 2017. We consent to the incorporation by reference of said report in the Registration Statements of Communications Sales & Leasing, Inc.

(subsequently renamed “Uniti Group, Inc.”) on Form S-3 (No. 333-212046) and Form S-8 (No. 333-203591).

/s/ Grant Thornton LLP
Raleigh, North Carolina
April 17, 2017